Exhibit 10.13

AMENDMENT TO LEASE

DATE CHANGE

THIS AMENDMENT is dated for reference purposes only at Newport Beach, California, this 23rd day of February, 2005, by and between OLEN COMMERCIAL REALTY CORP., A NEVADA CORPORATION, as “Landlord”, and PACIFIC COAST NATIONAL BANCORP, A CALIFORNIA CORPORATION, as Tenant” for property located at 905 Calle Amanecer, Suite 100, San Clemente, CA 92373. Landlord and Tenant, being Parties to a Lease dated July 15, 2004, hereby express their mutual desire and intent to amend the Term of the Lease as follows:

The term of this Lease shall be for: Approximately ten (10) years.

A.	Original Commencement date was: Ninety (90) days after Landlord’s notice to Tenant of substantial completion and final inspection of Tenant Improvements by the City of San Clemente.

B.	Revised Commencement date is: May 24, 2005.

C.	Lease Expiration date is: May 31, 2015.

ADDENDUM A, ITEM 5, EARLY POSSESSION AGREEMENT: Landlord agrees to grant Tenant rent-free Early Possession of said Premises, the date to be February 24, 2005. Lease payments shall not commence May 24, 2005. Tenant agrees to hold Landlord harmless from any liability or responsibility for damages to any of Tenant’s personal property, or for any loss suffered by Tenant through vandalism, theft, or destruction of said personal property by fire or other causes. It is agreed by Tenant and Landlord that all the terms and conditions of the Lease are to be in full force and effect, except as to rent, as of the date of Tenant’s possession of subject Premises.

ADDENDUM C, ANNUAL RENT ADJUSTMENT: The minimum Base Monthly Rent set forth in Article 2.h. of this Lease shall be adjusted as follows:

Beginning on June 1, 2006 through May 31, 2007 the minimum Base Monthly Rent shall be $14,570.00*.

Beginning on June 1, 2007 through May 31, 2008 the minimum Base Monthly Rent shall be $14,934.25*.

Beginning on June 1, 2008 through May 31, 2009 the minimum Base Monthly Rent shall be $15,298.50*.

Beginning on June 1, 2009 through May 31, 2010 the minimum Base Monthly Rent shall be $15,662.75*.

Beginning on June 1, 2010 through May 31, 2011 the minimum Base Monthly Rent shall be $16,027.00*.

Beginning on June 1, 2011 through May 31, 2012 the minimum Base Monthly Rent shall be $16,391.25*.

_______________	/s/ r
Landlord’s Initials	Tenant’s Initials

AMENDMENT TO LEASE DATE CHANGE
February 23, 2005

Beginning on June 1, 2012 through May 31, 2013 the minimum Base Monthly Rent shall be $16,755.50*.

Beginning on June 1, 2013 through May 31, 2014 the minimum Base Monthly Rent shall be $17,119.75*.

Beginning on June 1, 2014 through May 31, 2015 the minimum Base Monthly Rent shall be $17,484.00*.

*Note	The Security Deposit shall remain equal to the first month’s rent for the term of the Lease, pursuant to Article 7 herein.

Except as modified herein, all other terms and conditions of the Lease between the Parties above described, and attached hereto, shall continue in full force and effect.

LANDLORD:	TENANT:

OLEN COMMERCIAL REALTY CORP.	PACIFIC COAST NATIONAL BANCORP,
A CALIFORNIA CORPORATION

By:_____________________________	By:	/s/ Michael S. Hahn
Name: Andrei Olenicoff	Name:	Michael S. Hahn
Title: Vice President	Title:	President

Date:____________________________	Date:	2/24/2005

	By:	/s/ R. W. Grinyer
	Name:	R. W. Grinyer
	Title:	Secretary

	Date:	2/24/2005